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                                                                   EXHIBIT 10.4a

                                 FIRST AMENDMENT
                                     TO THE
                            STERLING CHEMICALS, INC.
              AMENDED AND RESTATED SALARIED EMPLOYEES' PENSION PLAN


                  WHEREAS, there is reserved to Sterling Chemicals, Inc. ("Chemicals") in Section 15.1 of the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (the "Plan") the right to amend the Plan; and

                  WHEREAS, Sterling Fibers, Inc. ("Fibers"), a subsidiary of Chemicals, has adopted the Plan for its eligible employees in conjunction with the purchase of certain operations from Cytec Industries, Inc. and its affiliates ("Cytec");

                  NOW, THEREFORE, the Plan is hereby amended effective as of January 31, 1997 by adding thereto the following:

                  1. Each Cytec employee who became an employee of Fibers on January 31, 1997 shall receive credit for his service that was credited under the Cytec Salaried and Nonbargaining Employees' Retirement Plan ("Cytec Plan") on January 31, 1997 for eligibility and vesting purposes only under the Plan.

                  2. Each such former Cytec employee who retires under the Plan during the period beginning February 1, 1997 and ending January 31, 1999, shall receive a supplemental monthly straight life annuity benefit equal to the excess of (1) the monthly straight life annuity benefit he would have received under the Cytec Plan, had he remained employed with Cytec from February 1, 1997 through his retirement date under the Plan, and (2) the monthly straight life annuity benefit he would be entitled to receive under the Plan but for this paragraph 2 ("basic benefit"). Notwithstanding the foregoing however, if the Participant receives his basic benefit in a form other than a straight life annuity, the supplemental benefit provided by this paragraph 2 shall be paid in the same form as is his basic benefit and shall be actuarially adjusted in the same manner as is his basic benefit.

                  All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

                  Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, taken and construed as one and the see instrument.


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                  This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument which may be evidenced by any one counterpart.

                  IN WITNESS WHEREOF, Chemicals has executed this instrument effective for all purposes as of the date provided above.

                                          STERLING CHEMICALS, INC.


                                          By:
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